Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of AMTD International Inc., including the Class A Ordinary Shares represented by American depositary shares, and that this Agreement be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date: January 13, 2022

P&R Finance Limited	By:	/s/ Kenneth Ng Kwai Kai
Name: Kenneth Ng Kwai Kai Title: Director

/s/ Allen Wan Tze Wai
Name: Allen Wan Tze Wai Title: Director

Clear Radiant Limited	By:	/s/ Kenneth Ng Kwai Kai
Name: Kenneth Ng Kwai Kai Title: Director

/s/ Kelvin Leung So Po
Name: Kelvin Leung So Po Title: Director

Unicorn Star Limited	By:	/s/ Kenneth Ng Kwai Kai
Name: Kenneth Ng Kwai Kai Title: Director

/s/ Allen Wan Tze Wai
Name: Allen Wan Tze Wai Title: Director

Century City International Holdings Limited	By:	/s/ Kenneth Ng Kwai Kai
Name: Kenneth Ng Kwai Kai Title: Director

/s/ Kelvin Leung So Po
Name: Kelvin Leung So Po Title: Director